UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Cherry Hill Mortgage Investment Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHERRY HILL MORTGAGE INVESTMENT CORPORATION

301 Harper Drive, Suite 110
Moorestown, New Jersey 08057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Cherry Hill Mortgage Investment Corporation (the “Company”) will be held on June 15, 2016, at 10:00 a.m., Eastern Time, at The Westin Mount Laurel, 555 Fellowship Road, Mount Laurel, New Jersey 08054 for the following purposes:

1.	To elect to the Board of Directors the five nominees named in the attached Proxy Statement to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and
3.	To transact such other business as may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

We know of no other matters to come before the Annual Meeting. Only stockholders of record as of the close of business on April 15, 2016, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting.

Whether or not you plan to attend the Annual Meeting, your vote is very important, and we encourage you to vote promptly. If you vote by proxy, but later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Martin J. Levine

Martin J. Levine,
Chief Financial Officer and Secretary

Moorestown, New Jersey
April 29, 2016

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON JUNE 15, 2016

The notice of meeting, proxy statement and annual report are available at www.edocumentview.com/CHMI.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
301 Harper Road, Suite 110
Moorestown, New Jersey 08057
(877) 870-7005

PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Proxy Solicitation

The Board of Directors (the “Board”) of Cherry Hill Mortgage Investment Corporation., a Maryland corporation (“we,” “our,” “us” or “our company”), has made these materials available to you in connection with its solicitation of proxies for its Annual Meeting of Stockholders to be held on June 15, 2016, at 10 a.m., Eastern Time, at The Westin Mount Laurel, 555 Fellowship Road, Mount Laurel, New Jersey 08054, and at any adjournments or postponements thereof (the “Annual Meeting”). These materials were mailed to our stockholders on or about April 29, 2016.

All stockholders will have the ability to access our proxy materials at www.edocumentview.com/CHMI.

In addition to solicitation by mail, certain of our directors and officers may solicit proxies by telephone, personal contact or other means of communication. They will not receive any additional compensation for these activities. In addition, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and mailing of our proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock. Although no proxy solicitor has been engaged at this time, we may determine it is necessary to employ an outside firm to assist in the solicitation process. If so, we will pay the proxy solicitor reasonable and customary fees.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

Cherry Hill Contact Information

The mailing address of our principal executive office is 301 Harper Drive, Suite 110 Moorestown, New Jersey 08057, and our main telephone number is (877) 870-7005. We maintain an Internet website at www.chmireit.com. Information at or connected to our website is not and should not be considered part of this Proxy Statement.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

On what am I voting?

You are being asked to vote on the following proposals:

•	the election of the director nominees named in this Proxy Statement (Proposal No. 1); and
•	the ratification of Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 2).

Who can vote?

Holders of our common stock as of the close of business on the record date, April 15, 2016, are entitled to vote, either in person or by proxy, at the Annual Meeting. Each share of our common stock has one vote.

How do I vote?

By Proxy—Before the Annual Meeting, you can give a proxy to vote your shares in one of the following ways:

•	using the telephone or Internet voting procedures described on the accompanying proxy card; or
•	by completing and signing your proxy card and mailing it in time to be received prior to the Annual Meeting.

In Person—You may come to the Annual Meeting and cast your vote there. If your shares are held in “street name” (for example, if your shares are held in the name of a broker, bank or other nominee( each, a “nominee”)) and you wish to attend the Annual Meeting and vote in person, you must (a) bring to the Annual Meeting an account statement or letter from your nominee indicating that you were the beneficial owner of the shares on April 15, 2016, and (b) obtain a legal proxy from your nominee giving you the right to vote the shares your nominee holds on your behalf.

The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or Internet, please follow the instructions that are included on the accompanying proxy card. If you mail us your properly completed and signed proxy card, or vote by telephone or Internet, your shares will be voted according to the choices that you specify.

If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•	FOR the election of all director nominees named in this Proxy Statement; and
•	FOR the ratification of E&Y as our registered independent public accounting firm for the fiscal year ending December 31, 2016.

We do not expect any other matters to be brought before the Annual Meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting. If any matter requiring a stockholder vote should arise at the Annual Meeting and that matter is not described in our proxy material, the proxy holders will vote your shares in accordance with their best judgment.

May I change or revoke my vote?

Yes. You may change your vote or revoke your proxy at any time prior to the Annual Meeting by:

•	notifying our Secretary in writing that you are revoking your proxy;
•	providing another signed proxy that is dated after the proxy you wish to revoke; or
•	attending the Annual Meeting and voting in person.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or in street name by a nominee. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the Annual Meeting.

Brokerage firms generally have the authority to vote customers’ un-voted shares on certain “routine” matters. If your shares are held in street name by a brokerage firm, the brokerage firm can vote your shares for the ratification of E&Y as our registered independent public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 2) if you do not timely provide your voting instructions, because this matter is considered “routine” under the applicable rules. The other item (Proposal No. 1) is not considered “routine,” and the brokerage firm cannot vote your shares without your specific voting instruction.

What constitutes a quorum?

As of the record date, a total of 7,519,038 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting. In order to conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee who holds shares in street name has not received voting instructions from the beneficial owner of the shares and either chooses not to vote those shares on a routine matter or is not permitted to vote those shares on a non-routine matter.

What vote is needed to approve the matters submitted?

Election of Directors (Proposal No. 1). Directors are elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal.

Ratification of Appointment of E&Y (Proposal No. 2). The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote for this proposal. Because this matter is considered “routine” under applicable rules, we do not expect there to be any broker non-votes on this proposal.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Our Board has fixed the number of directors at five. The five persons named below (each, a “director nominee”) currently serve on our Board and have been recommended by our Nominating and Corporate Governance Committee and nominated by our Board to serve on our Board until our 2017 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Our Board has no reason to believe that any of the director nominees will be unable, or will decline, to serve if elected. If any director nominee is unable to stand for election, the persons appointed to vote your proxy may vote at the Annual Meeting for another candidate proposed by our Board, or our Board may choose to reduce the size of our Board, provided that we continue to have a majority of independent directors following any such reduction. In addition, our Board has determined that all of the director nominees, other than Mr. Middleman and Mr. Lown, are independent under applicable SEC and New York Stock Exchange (the “NYSE”) rules.

The following table sets forth the name, position with our company prior to the Annual Meeting and age at the Annual Meeting of each director nominee:

Name	Position	Age
Stanley C. Middleman	Chairman of the Board (non-executive)	61
Jeffrey B. Lown II	President	52
Jonathan Kislak	Independent Director	67
Joseph P. Murin	Independent Director	66
Regina M. Lowrie	Independent Director	61

We believe that all of the director nominees are intelligent, experienced and proactive with respect to management and risk oversight, and that they exercise good judgment. The biographical descriptions below set forth certain information with respect to each director nominee, including the experience, qualifications, attributes or skills of each director nominee that led us to conclude that such person should serve as a director.

Stanley Middleman has served as our non-executive Chairman of the Board since our inception in October 2012. He is also the founder, President and Chief Executive Officer of Freedom Mortgage Corporation (“Freedom Mortgage”) and the sole member of our external manager, Cherry Hill Mortgage Management, LLC (the “Manager”). He is an active member of the Mortgage Bankers Association and served on numerous advisory boards including Freddie Mac from 2002 to 2010, Ellie Mae, Inc. (a provider of business automation software for the U.S. mortgage industry) from 2000 to 2001, and Fannie Mae from 2005 to 2006.

As a consequence of Mr. Middleman’s 29 years’ experience in a wide range of financial and residential mortgage markets, including having served as President and Chief Executive Officer of Freedom Mortgage since its founding in 1990, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, believes that he should serve as a director because he is well qualified to provide valuable advice to our Board in many important areas.

Jeffrey B. Lown II has served as a director since the completion of our IPO in October 2013. Mr. Lown has served as our President since our inception in October 2012 and as our Manager’s President and Chief Investment Officer since its inception in November 2012. Mr. Lown has over 20 years of combined experience in the financial services industry and the residential mortgage markets. Mr. Lown joined Freedom Mortgage in April 2012 and has served as Executive Vice President in charge of strategic funding projects and capital markets. Prior to joining Freedom Mortgage, Mr. Lown served as a Portfolio Manager at Avenue Capital Group from April 2011 to January 2012. Prior to co-founding and serving as a principal of GreenLake Investment Partners, LLC in the fall of 2010, Mr. Lown spent 11 months at NewOak Capital LLC as head of the residential mortgage loan business and as a member of the bank advisory group. Prior to joining NewOak Capital, Mr. Lown was a fellow at the Office of Thrift Supervision, or OTS, from March 2008 through September 2009. At the OTS, he served as an advisor to the Senior Deputy Director’s office, and focused on residential mortgage loan origination and residential asset valuation and RMBS. Noteworthy assignments included participating in the creation of the Obama administration’s “Making Home Affordable” modification program, the review of TARP Capital Purchase Program applications for OTS thrifts and working with the Acting Deputy Director of Examinations, Supervision, and Consumer Protection and regional staff on troubled institutions.

Before OTS, from April 2002 to March 2008, Mr. Lown worked at UBS Securities LLC in mortgage trading. While at UBS Securities, Mr. Lown managed an internal mortgage origination platform specializing in Alt-A mortgage loans, overseeing all units within the organization, including sales, capital markets and operations. Mr. Lown began his career at Salomon Brothers (now Citigroup) in 1991, where he spent 11 years working for the mortgage trading desk. The last six years at Citigroup were in the Mortgage Finance Group where Mr. Lown held several positions both in investment banking and mortgage finance roles. While serving in these positions, he developed strong credit, contract finance and securitization skills.

As a consequence of Mr. Lown’s more than 20 years’ experience in the residential mortgage markets and his position with us and our Manager, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, believes that he is well qualified to provide valuable advice in many important areas and he should serve as a director.

Jonathan Kislak has served as a director, chairman of the Audit Committee and member of the Compensation Committee and Nominating and Corporate Governance Committee since the completion of our IPO in October 2013 and is independent in accordance with applicable NYSE and SEC rules. Since 1999, Mr. Kislak has been Chairman of the Board at Antares Capital Corporation, a private venture capital firm. Mr. Kislak also serves as a director (since January 2008) and chairs the Audit Committee (since January 2011) of the Federal Home Loan Bank of Atlanta. Prior to joining Antares Capital Corporation, Mr. Kislak served as Chairman of the Board at Kislak Capital Corporation, an investor in early stage companies, from 1991 to 1999. Mr. Kislak served as Chairman of the Board of Kislak Financial Corporation (holding company for Kislak National Bank), from 1993 until its sale in January 2005.

Mr. Kislak’s government experience includes service as Deputy Under Secretary for Small Community and Rural Development of the Department of Agriculture from 1989 through 1991. At the Department of Agriculture, he was responsible for policy development and management oversight for the Farmer’s Home Administration, the Rural Electrification Administration, and the Federal Crop Insurance Corporation. Prior to joining the Bush administration, Mr. Kislak was employed by the J.I. Kislak Organization, a mortgage banking and real estate investment company, in various capacities in the real estate and financial services markets, including mortgage banking, insurance brokerage, real estate brokerage and real estate development. Mr. Kislak led the growth of the J.I. Kislak Mortgage Corporation from $300 million to over $5 billion as its President from 1983 to 1989. Mr. Kislak began his career in 1970 at the Federal Home Loan Bank of Boston as a Regional Representative responsible for processing branch applications for the New England region. Mr. Kislak graduated with a Bachelor of Arts in Economics, magna cum laude, from Harvard College.

Mr. Kislak brings to our Board over 40 years of experience in the financial services and mortgage industry sectors. Due to the depth of his experience as a banker, mortgage banker, and investor with a broad background in business, investments, and government, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, believes that he should serve as a director.

Joseph Murin has served as a director, chairman of the Nominating and Corporate Governance Committee and member of the Audit Committee and Compensation Committee since the completion of our IPO in October 2013 and is independent in accordance with applicable NYSE and SEC rules. Since September 2009, Mr. Murin has served as the Chairman of The Collingwood Group LLC, a Washington, D.C.-based strategic investment and advisory firm serving the financial services industry that he co-founded in 2009. Since September 2012, Mr. Murin has served as President of NewDay Financial LLC, a mortgage lender that provides homeowners with FHA, VA and reverse mortgage loans, and as Chairman of the Board of Directors of Chrysalis Holdings, LLC, a private investment firm focused on building and growing successful businesses that provide home financing, data analytics and technology solutions in the mortgage banking and financial services industries. From October 2001 to October 2007, Mr. Murin served, and since December 2009, he has served, as a director of the Point Park University. From July 2011 to August 2012, Mr. Murin served as the Chief Executive Officer of National Real Estate Information Services, a portfolio company owned by funds managed by affiliates of Fortress Investment Group, LLC.

President George W. Bush nominated Mr. Murin in October 2007 to serve as President of Ginnie Mae, a position which he held from July 2008 to August 2009. He also served as a consultant to the White House until he was confirmed by the U.S. Senate from January 2008 until May 2008. Prior to his nomination to serve as President of Ginnie Mae, Mr. Murin was with HUD for two years, to which he brought more than 40 years of diverse experience in the financial services, mortgage and banking industries. This experience includes having served as the Chief Executive Officer of a number of financial organizations such as Century Mortgage Co. from September 1986 to January 1989, Lender’s Service Inc. from May 1991 to December 2001, and Mortgage Settlement Network Innovations from September 2004 to August 2007. Mr. Murin served as a director for iGATE Corporation (NASDAQ: IGTE) from August 2009 to April 2013. Mr. Murin holds a bachelor’s degree in business from National Louis University.

As a consequence of Mr. Murin’s more than 40 years’ experience in the financial services, mortgage and banking industries, including his service as President of Ginnie Mae, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, believes that he is well qualified to provide valuable advice to our Board in many important areas and that he should serve as a director.

Regina Lowrie has served as a director, chairman of the Compensation Committee and member of the Audit Committee and Nominating and Corporate Governance Committee since the 2015 Annual Meeting. With more than 30 years of experience in the financial services industry, Ms. Lowrie’s background includes senior management positions in sales, operations, acquisitions and investments, enterprise risk management, regulatory oversight, policies and procedures. She is a Certified Mortgage Banker (CMB) and holds the distinction of being the first woman Chairman of the National Mortgage Bankers Association in the organization’s 94-year history. Ms. Lowrie also was the first woman to lead the local chapter of the Philadelphia Mortgage Bankers Association.

Ms. Lowrie is the founder, President and Chief Executive Officer of RML Advisors, headquartered in Blue Bell, Pennsylvania. RML Advisors’ charter is to serve the financial services industry as an advisor and consultant, providing a broad range of services to assist clients in developing a blueprint for success in a volatile market with numerous regulatory challenges. RML Advisors also specializes in helping mortgage banking clients analyze various enterprise risks including compliance risks associated with service providers. From 2007 to 2013. Ms. Lowrie was the President of Vision Mortgage Capital, a division of Continental Bank, and Senior Vice President of Continental Bank. She was responsible for creating, developing, directing and managing all aspects of the mortgage division, including strategic planning, enterprise risk management, quality control, compliance, secondary marketing and sales operations and budgeting process.

From 1994 to 2006, Ms. Lowrie was the President and Chief Executive Officer of Gateway Funding Diversified Mortgage Services, located in Horsham, Pennsylvania. At the time Gateway Funding was sold in 2006, Gateway Funding had grown to 800 employees with 57 branch offices and had a loan production of $3.5 billion with revenues of over $100 million. Prior to 1994, Ms. Lowrie held executive and senior management positions at Commonwealth Federal Savings and Loan and subsequently Comnet Mortgage Services.

Based on Ms. Lowrie’s more than 30 years of experience in all aspects of the residential mortgage business, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, believes that she should serve as a director.

Our Board recommends that you vote “FOR” the election of each director nominee named above.

EXECUTIVE OFFICERS

Set forth below are the ages of our executive officers as of the annual meeting:

Name	Position	Age
Jeffrey B. Lown II	President	52
Martin J. Levine	Chief Operating Officer, Treasurer and Secretary	64

Biographical information with respect to Mr. Lown is set forth above under “Proposal No.1: Election of Directors.” We have no executive officers other than the executive officers named above.

Martin Levine has served as our Chief Financial Officer, Treasurer and Secretary since our inception in October 2012 and as our Manager’s Chief Financial Officer, Treasurer and Secretary since its inception in November 2012. Mr. Levine joined Freedom Mortgage in 2012 and has over 30 years of industry expertise. Mr. Levine was brought on to Freedom Mortgage’s senior management to spearhead the firm’s servicing oversight operations and financial reporting of its multi-billion dollar servicing portfolio.

Prior to joining Freedom Mortgage Corporation, Mr. Levine was Executive in Charge of Loan Administration at Real Estate Mortgage Network. Inc. from April 2008 to May 2011, where he was responsible for handling and resolving all legacy issues. From July 1999 to March 2007, Mr. Levine was Executive Vice President and Chief Operating Officer at Opteum Financial Services, a taxable real estate investment trust (“REIT”) subsidiary of Opteum Mortgage Management, Inc. At Opteum. Mr. Levine was in charge of managing all aspects of the daily operations of Opteum’s TRS including finance, human resources, technology, risk management, compliance and audit functions. During his eight year tenor at Opteum, Mr. Levine set the vision, offered executive sponsorship and ensured execution of multi-business strategic initiatives including heading up risk management of the firm’s portfolio of retained mortgage servicing rights and successfully implementing a change of process and system to comply with the Sarbanes Oxley Act. Prior to Opteum, Mr. Levine held various positions in the financial services industry. From July 1987 to June 1999, he served as Executive Vice President of Operations at First Town Mortgage Corporation, a licensed mortgage banking institution headquartered in Secaucus, New Jersey. Prior to First Town Mortgage, Mr. Levine held the position of Vice President of Corporate Operations at Kaplan Companies, a diversified real estate management company, from March 1986 to July 1987. Prior to Kaplan, Mr. Levine served as Vice President, Chief Financial Officer and Treasurer for Pan American Properties a publicly listed real estate investment trust from October 1982 to February 1986. Prior to Pan American Properties, Mr. Levine spent the first nine years of his career working as a licensed CPA for large public accounting firms including Kenneth Leventhal & Company (from January 1981 to October 1982), Coopers and Lybrand (from January 1980 to January 1981) and Touche, Ross and Company (from July 1973 to January 1980). In April 2007, SouthStar Funding LLC, or SouthStar Funding, a subprime and Alt-A mortgage loan originator, filed a voluntary petition for bankruptcy protection under Chapter 7 of the U.S. Bankruptcy Code, and the bankruptcy case was closed on April 5, 2011. At the time the voluntary petition was filed, Mr. Levine, our Chief Financial Officer, served on SouthStar Funding’s board of managers. Mr. Levine had previously served as an officer of SouthStar Funding until November 2005 when Opteum Financial Services, LLC, SouthStar Funding’s parent company, was sold to Bimini Mortgage Management, Inc.

CORPORATE GOVERNANCE

Our Board of Directors

Our business is managed by our Manager, subject to the oversight and direction of our Board. Our Manager is an affiliate of Freedom Mortgage and is responsible for administering our business activities and day-to-day operations. Our Board is currently comprised of five directors. The directors are informed about our business at meetings of our Board and its committees and through supplemental reports and communications.

There were seven meetings of the Board in 2015. Each director attended all of the meetings of the Board and all committees on which the director served in 2015. The Company does not have a policy regarding board members’ attendance at the annual meeting of stockholders. All of our current directors attended the 2015 annual meeting of stockholders. In accordance with NYSE requirements and our Corporate Governance Guidelines, the independent directors of our Board regularly meet in executive session without management or Mr. Middleman present. Generally, these executive sessions follow after a meeting of our Board or of the Audit Committee. In 2015, the independent directors of our Board met in executive session seven times without management or Mr. Middleman present.

Mr. Murin, the chairman of the Nominating and Corporate Governance Committee, serves as the lead independent director. The lead independent director generally is the point of contact for persons desiring to communicate directly with the independent directors. All interested parties may do so by using the IR Contact tab under the Investor Relations section on our website (www.chmireit.com) and leaving a message.

Our Board has established three standing committees that are comprised solely of independent directors, the principal functions of which are briefly described below. Matters put to a vote at any one of our three committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.

Director Independence

Our Board, has determined, after taking into account all facts and circumstances, there are no material transactions, relationship or arrangements between us and Mr. Kislak, Mr. Murin or Ms. Lowrie requiring disclosure under applicable SEC rules and regulation or otherwise and each of them is independent in accordance with applicable NYSE rules.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which provide the framework for our governance and represent our Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. A current copy of the Corporate Governance Guidelines can be found under “Investor Relations—Corporate Governance —Governance Documents” on our website at www.chmireit.com.

Code of Business Conduct and Ethics

Our Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees when such individuals are acting for or on our behalf. A current copy of the Code of Business Conduct and Ethics can be found under “Investor Relations — Corporate governance — Governance Documents” on our website at www.chmireit.com. Any waiver of the Code of Business Conduct and Ethics may be made only by the Nominating and Corporate Governance Committee and will be promptly disclosed to stockholders in accordance with applicable SEC and NYSE rules.

Availability of Corporate Governance Materials

Stockholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee, our Nominating and Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.chmireit.com under the section “Investor Relations — Corporate Governance,” and these documents are available in print to any stockholder upon request by writing to 301 Harper Drive, Suite 110, Moorestown, New Jersey 08057, Attention: Secretary. Information at or connected to our website is not and should not be considered a part of this proxy statement.

Committees of the Board

Our Board has established three standing committees:

•	the Audit Committee;
•	the Compensation Committee; and
•	the Nominating and Corporate Governance Committee.

The members of these standing committees are appointed by and serve at the discretion of our Board. Current copies of the charters for each of these committees can be found under “Investor Relations—Corporate Governance—Committee Charters” on our website at www.chmireit.com.

Audit Committee

The members of the Audit Committee are Mr. Kislak (Chairman), Mr. Murin and Ms. Lowrie. Each of these members has been determined to be “independent” within the meaning of the applicable standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, each of these members meets the financial literacy requirements for audit committee membership under the NYSE’s rules and the rules and regulations of the SEC. Our Board has determined that Mr. Kislak is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. No member of the Audit Committee serves on the audit committee of more than three public companies.

The Audit Committee held seven meetings in 2015. The primary purpose of the Audit Committee is to assist our Board in fulfilling its oversight responsibility relating to: (i) the integrity of the company’s financial statements and financial reporting process, our systems of internal accounting and financial controls and other financial information we provide; (ii) the performance of the internal audit services function; (iii) the annual independent audit of our financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and (v) the evaluation of risk assessment and risk management policies.

Compensation Committee

The members of the Compensation Committee are Ms. Lowrie (Chairman), Mr. Kislak and Mr. Murin. Our Board has determined that each member of the Compensation Committee is “independent” within the meaning of the applicable standards of the NYSE. Each member of the Compensation Committee qualifies as an “outside director” as such term is defined under Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

The Compensation Committee held four meetings in 2015. The primary purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to the management agreement with our Manager and the compensation of our Manager, directors and executive officers and administration of the our compensation plans, policies and programs, including but not limited to our 2013 Equity Incentive Plan. The Compensation Committee has overall responsibility for evaluating and recommending changes to the compensation plans, our policies and programs and approving and recommending to our Board for its approval awards under, and amendments to, our 2013 Equity Incentive Plan.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. Murin (Chairman), Mr. Kislak and Ms. Lowrie. By virtue of his position of chairman, Mr. Murin also serves as the lead outside director. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable standards of the NYSE.

The Nominating and Corporate Governance Committee held four meetings in 2015. The primary purpose of the Nominating and Corporate Governance Committee is to assist our Board by: (i) identifying individuals qualified to become members of our Board, consistent with any guidelines and criteria approved by our Board; (ii) considering and recommending director nominees for our Board to select in connection with each annual meeting of stockholders; (iii) considering and recommending nominees for election to fill any vacancies on our

Board and to address related matters; (iv) developing and recommending to our Board corporate governance guidelines applicable to us; (v) overseeing an annual evaluation of our Board’s and management’s performance; and (vi) providing counsel to our Board with respect to the organization, function and composition of our Board and its committees. The Nominating and Corporate Governance Committee is also in charge of reviewing and, where appropriate, approving transactions between us and Freedom Mortgage.

Board Leadership Structure

Our Board has not designated a Chief Executive Officer. In the absence of such a designation, our bylaws provide that the President acts as the Chief Executive Officer. Our Board has not established a fixed policy regarding the separation of the roles of Chief Executive Officer and Chairman of our Board but believes that the current separation of the two roles is appropriate. The President, who serves as the Chief Executive Officer, is responsible for our day-to-day leadership, management, direction and performance, while the Chairman of our Board, who serves in a non-executive capacity, is responsible for determining growth opportunities and, together with the Chief Executive Officer, is responsible for our strategic direction and presides over meetings of our Board.

Risk Management Oversight

Our Manager has implemented various risk management procedures regarding portfolio management, counterparty exposure and financial position that involve close consultation with individuals responsible for those areas. While our Manager is responsible for our day-to-day risk management operations, our Board is responsible for overseeing enterprise-wide risks. Our Board uses its standing committees to monitor and address what may be within the scope of each committee’s expertise or charter. For example, the Audit Committee oversees the financial statements, accounting and auditing functions. In addition to getting information from its committees, our Board also receives updates directly from our Manager. In this regard, Mr. Lown, due to his position as a director of our company and the President of both the Manager and our company, plays a particularly important role by communicating with our independent directors and keeping them updated on the important aspects of our operations.

Criteria and Procedures for Selection of Director Nominees

Although our Board retains ultimate responsibility for nominating individuals for election as directors, the Nominating and Corporate Governance Committee conducts the initial screening and evaluation process. As provided in our Corporate Governance Guidelines, director nominees, including those directors eligible to stand for re-election, are selected based on, among other things, the following factors:

•	requirements of applicable laws and NYSE listing standards, including independence;
•	no material relationships with us;
•	strength of character;
•	diversity,
•	age;
•	skills; and
•	experience.

In conducting the screening and evaluation of potential director nominees, the Nominating and Corporate Governance Committee considers candidates recommended by directors and our management, as well as recommendations from our stockholders. Subject to the discretion of the Nominating and Corporate Governance Committee, we anticipate that any director candidates submitted to us by our stockholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as any other director.

The Nominating and Corporate Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group of directors that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of our Board.

We do not have a formal policy about diversity of Board membership, but the Nominating and Corporate Governance Committee will consider a broad range of factors when nominating individuals for election as directors, including differences of viewpoint, professional experience, education, skill, other personal qualities and attributes, race, gender and national origin. The Nominating and Corporate Governance Committee neither includes nor excludes any candidate from consideration solely based on the candidate’s diversity traits.

The Nominating and Corporate Governance Committee will consider appropriate nominees for directors whose names are submitted in writing by a stockholder. See “Other Information—Stockholder Proposals and Director Nominations for the 2017 Annual Meeting of Stockholders.”

Communication with Our Board

Stockholders and other interested parties who wish to communicate with our lead independent director or our Board may do so by writing to the Secretary of Cherry Hill Mortgage Investment Corporation, 301 Harper Drive, Suite 110, Moorestown, New Jersey 08057. The independent, non-employee directors have directed our Secretary to act as their agent in processing any written communications received. All communications that relate to matters within the scope of the responsibilities of our Board and its standing committees will be forwarded to the lead independent director. Communications that relate to matters that are within the scope of the responsibilities of one of our Board’s standing committees also will be forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the responsibilities of our Board will be sent to the appropriate member of management.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Ms. Lowrie (Chairman), Mr. Kislak and Mr. Murin. None of the members of the Compensation Committee are or have been an employee or officer of our company, our Manager or Freedom Mortgage. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board or Compensation Committee.

Jumpstart Our Business Startups Act

We completed our IPO in October 2013, and we qualify as an “emerging growth company,” as defined in Section 3(a)(80) of the Exchange Act. As a result, under Section 14A of the Exchange Act, we are exempt from the requirement to include in this proxy statement stockholder advisory votes on certain executive compensation matters such as “say on pay” and “say on frequency” and we qualify for certain scaled executive compensation disclosure requirements applicable to emerging growth companies.

Director Compensation

For 2015, each independent director was paid an annual cash retainer of $45,000. The chairperson of the Audit Committee was paid an annual cash retainer of $10,000 and the chairperson of each of the Compensation Committee and the Nominating and Corporate Governance Committee was paid an additional cash retainer of $5,000. Each member of each of these three committees, other than the chairperson, was paid an additional cash retainer of $2,500 per committee. The lead independent director was paid an additional cash retainer of $10,000. Mr. Middleman, our non-executive Chairman of the Board, and Mr. Lown, our President, did not receive any cash or equity compensation for their service as directors.

On September 9, 2016, pursuant to our 2013 Equity Incentive Plan, we granted each of our independent directors 3,165 restricted shares of common stock, which will become non-forfeitable on September 9, 2017.

For the terms of certain equity-based compensation awarded to Mr. Lown, please see “Executive Compensation.”

As of the date of mailing of this proxy statement, no equity-based compensation has been awarded to, earned by or paid to any of our directors other than the equity awards described above and, with respect to Mr. Lown in his capacity as an executive officer, under “Executive Compensation.”

We reimburse our independent directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at in-person board and committee meetings.

In addition, we have entered into indemnification agreements with each of our current directors and intend to enter into indemnification agreements with each of our future directors. The indemnification agreements provide these directors the maximum indemnification permitted under Maryland law. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities which such person may incur by reason of his or her status as a present or former director of our company in any action or proceeding arising out of the performance of such person’s services as a present or former director of our company.

The table below describes the compensation earned by our directors other than Mr. Lown for 2015. Mr. Lown’s equity-based compensation is described below under “Executive Compensation.”

Name	Fees Earned or Paid in Cash	Stock Awards		Total Compensation
Stanley Middleman	—	$79,000	(1)	$79,000
Jonathan Kislak	$60,000	$50,000	(2)	$110,000
Regina M. Lowrie	$55,000	$50,000	(2)	$105,000
Joseph P. Murin	$65,000	$50,000	(2)	$115,000
(1)	Represents the aggregate grant date fair value of the 5,000 LTIP Units granted to Mr. Middleman on September 9, 2015, in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The LTIP Units granted to Mr. Middleman vest ratably over the three-year period beginning on September 9, 2015. For additional information regarding the valuation of LTIP Units, see Note 6 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. As of December 31, 2015, the aggregate number of unvested LTIP Units held by Mr. Middleman was 10,002.
(2)	Represents the aggregate grant date fair value of 3,165 restricted shares of common stock awarded to each of our three independent directors on September 9, 2015, pursuant to our 2013 Equity Incentive Plan. The restricted shares of common stock will become fully vested on September 9, 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Sub-servicing Agreement with Freedom Mortgage

Freedom Mortgage, which is owned and controlled by Mr. Middleman, is directly servicing the Company’s portfolio of mortgage servicing rights with respect to mortgage loans owned or securitized by the Federal

National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac, pursuant to a subservicing agreement entered into on June 10, 2015. The agreement has an initial term of three years, expiring on September 1, 2018, and is subject to automatic renewal for additional three year terms unless either party chooses not to renew. The agreement may be terminated without cause by either party by giving written notice as specified in the agreement. Under that agreement, Freedom Mortgage agrees to service the mortgage loans in accordance with applicable law and the requirements of the applicable agency. The company pays fees for specified services.

Acquisition of Excess MSRs from Freedom Mortgage

Freedom Mortgage owns the mortgage servicing rights or MSRs on, and is the primary servicer of, the mortgage loans underlying our investments in Excess MSRs. Freedom Mortgage also retains the remaining participation interests in the Excess MSRs in those mortgage loans. We do not have any servicing duties, advance obligations or liabilities associated with servicing those mortgage loans. Freedom Mortgage also replenishes our participation interest in the Excess MSRs on the underlying mortgage loans when those mortgage loans are refinanced by Freedom Mortgage through its retail channel through the recapture provisions applicable to each purchase.

Management Agreement

We are a party to a management agreement with our Manager pursuant to which our Manager provides for the day-to-day management of our operations. The management agreement requires our Manager to manager our business and affairs in conformity with the policies and investment guidelines approved and monitored by our Board. The management agreement has an initial term that expires on October 22, 2020, and will be automatically renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances.

Our Manager provides us with our Chief Financial Officer (who also serves as our Treasurer and Secretary) and our general counsel, each of whom may from time to time assist Freedom Mortgage with certain tasks. We reimburse our Manager for the allocable share of the salary and benefits paid by Freedom Mortgage to our Chief Financial Officer and our general counsel, based on the percentage of the working time and effort spent on matters related to our company. The amount of the salary and benefits reimbursed with respect to these officers is subject to the approval of the Compensation Committee of our Board.

Under the management agreement, we pay our Manager an annual management fee. The management fee is payable quarterly in arrears in cash in the amount equal to 1.50% per annum of our stockholders’ equity, with stockholders’ equity being calculated, as of the end of any fiscal quarter, as (a) the sum of (1) the net proceeds from any issuances of our common stock or other equity securities issued by us or our operating partnership (without double counting) since our inception, plus (2) our and our operating partnership’s (without double counting) retained earnings calculated in accordance with the U.S. generally accepted accounting principles (“GAAP”), at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we or our operating partnership have paid to repurchase shares of our common stock or other equity securities issued by us or our operating partnership since inception. For purposes of the management agreement, “stockholders’ equity” excludes (1) any unrealized gains, losses or other non-cash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above in each case, after discussions between our Manager and our independent directors and approval by a majority of our independent directors.

For the fiscal year ended December 31, 2015, we incurred approximately $2.23 million in management fees payable to our Manager pursuant to the management agreement. In addition, we reimbursed our Manager for approximately $875,000 of allocable expenses payable by us under the management agreement, including the allocable portion of the salary and other benefits paid by Freedom Mortgage to our Chief Financial Officer and our general counsel and reimbursed by us.

Our Manager is not entitled to receive any incentive fee under the management agreement, and no such incentive fee was paid to our Manager for the fiscal year ended December 31, 2015.

Our Manager’s sole member is Mr. Middleman, our non-executive Chairman of the Board. Mr. Middleman is also the founder and sole stockholder of Freedom Mortgage. Accordingly, all management fee compensation paid by us to our Manager accrues to the benefit of Mr. Middleman.

Indemnification Agreements

For information regarding indemnification agreements that we have entered into with our directors and executive officers, please see “Director Compensation.”

Registration Rights

Upon completion of our IPO, we entered into a registration rights agreement with Mr. Middleman pursuant to which we agreed to register the resale by Mr. Middleman of up to 1,000,000 shares of our common stock which he acquired in the private placement completed concurrently with our IPO. We refer to these shares o as the “registrable shares.” In November 2014, we filed, and the Securities and Exchange Commission declared effective, a registration statement on Form S-3 covering the resale from time to time by Mr. Middleman of the registrable shares. We are obligated to maintain the effectiveness of this registration statement until all the registrable shares have been sold under the shelf registration statement or become eligible for sale, without restriction, pursuant to Rule 144 under the Securities Act. Mr. Middleman has agreed to pay all underwriting discounts, commissions and transfer taxes, if any, attributable to the resale of the registrable shares. We have agreed to pay all costs and expenses incurred in connection with the registration of the registrable shares.

Equity Awards Under Our 2013 Equity Incentive Plan

In September 2015, we granted a total of 35,000 LTIP Units to our executive officers, Mr. Lown and Mr. Levine, and our non-executive Chairman of the Board, Mr. Middleman, and to employees of Freedom Mortgage who provide services to us through our Manager. These LTIP Units vest ratably over the three-year period beginning on September 9, 2015. For information regarding the LTIP Units granted to Mr. Lown and Mr. Levine, please see “Executive Compensation.” For information regarding equity awards to Mr. Middleman and to our independent directors, please see “Director Compensation.”

Related Party Transaction Policies

Our Board has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, where the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the audit committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, our audit committee will decide whether or not to approve such transaction. If we were to become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction would be referred to this committee, which would evaluate all options available, including ratification, revision or termination of such transaction. Our policy will require any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Any transaction between the Company and Freedom Mortgage requires the approval of the Nominating and Corporate Governance Committee, regardless of the dollar amount of the transaction.

EXECUTIVE COMPENSATION

We are externally managed by our Manager. Each of our executive officers is an employee of Freedom Mortgage, an affiliate of our Manager. We rely completely on our Manager to provide us with investment advisory services. We do not provide cash compensation to any of our executive officers. For 2015, our named executive officers are Mr. Lown, our President (our principal executive officer), and Mr. Levine, our Chief Financial Officer, Treasurer and Secretary (our principal financial officer). We have no executive officers other than Mr. Lown and Mr. Levine.

We reimburse our Manager for our allocable share of the salary and other benefits paid by Freedom Mortgage to Mr. Levine based on the percentage of his working time and effort spent on matters related to our company. However, we do not determine the compensation payable by Freedom Mortgage to Mr. Levine. Our Compensation Committee has approved our allocable share of the salary and other benefits paid by our Manager to Mr. Levine in 2015 and reimbursed to our Manager by us. Our Manager has an agreement with Freedom Mortgage pursuant to which it reimburses Freedom Mortgage for certain costs and expenses incurred by Freedom Mortgage in providing services to our Manager.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the past three fiscal years.

Name and Position	Year	Salary(1)	Stock Awards(2)	Total
Jeffrey B. Lown II	2015	—	$110,599	$110,599
President	2014	—	$135,310	$135,310
(Principal Executive Officer)	2013	—	$175,000	$175,000

Martin J. Levine	2015	$300,000	$67,150	$367,150
Chief Financial Officer, Treasurer and Secretary	2014	$300,000	$96,650	$396,650
(Principal Financial Officer)	2013	$67,000	$100,000	$167,000
(1)	Amounts in this column represent our allocable share of the salary and other benefits paid by Freedom Mortgage to Mr. Levine and reimbursed by us to our Manager based on the percentage of his working time and effort spent on matters related to our company.
(2)	On June 10, 2014 and September 9, 2015, Mr. Lown was granted 7,000 LTIP Units on each date, and Mr. Levine was granted 5,000 and 4,250 LTIP Units, respectively. These LTIP Units were granted pursuant to our 2013 Equity Incentive Plan and vest ratably over a three-year period beginning on the respective grant date. With respect to the LTIP Unit awards, the dollar amounts indicated in the table under “Stock Awards” are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For additional information regarding the valuation of LTIP Units, see Note 6 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

LTIP Units are a special class of partnership interest in our operating partnership. LTIP Units, whether vested or not, receive the same quarterly per unit distributions as common units of limited partnership interest in our operating partnership (“OP Units”), which distributions equal per-share distributions on shares of our common stock. Initially, LTIP Units do not have full parity with OP Units with respect to liquidating distributions. Under the terms of the LTIP Units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in our operating partnership’s valuation from the time of grant until such event will be allocated first to the holders of LTIP Units to equalize the capital accounts of such holders with the capital accounts of holders of OP Units. Upon equalization of the capital accounts of the holders of LTIP Units with the holders of OP Units, the LTIP Units will achieve full parity with the OP Units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP Units may be converted into an equal number of OP Units at any time, and thereafter enjoy all the rights of OP Units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached.

Outstanding Equity Awards at December 31, 2015

The following table sets forth information concerning equity incentive plan awards for each of our named executive officers outstanding at December 31, 2015.

Name and Position	Number of Shares That Have Not Vested(1)	Market Value of Share That Have Not Vested(2)
Jeffrey B. Lown II President (Principal Executive Officer)	14,582	$189,566

Martin J. Levine Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	9,249	$120,237
(1)	Represents shares of common stock underlying unvested LTIP Units granted to our named executive officers pursuant to our 2013 Equity Incentive Plan. The LTIP Units will vest ratably over the three-year period beginning on the applicable grant date.
(2)	Pursuant to SEC rules, for purposes of this table the market value per share of common stock underlying unvested LTIP Units is assumed to be $13.00, the closing market price per share of our common stock on December 31, 2015.

The LTIP Units described above were granted to our named executive officers pursuant to our 2013 Equity Incentive Plan. Our 2013 Equity Incentive Plan provides for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards (including LTIP units). Our Manager, our operating partnership and Freedom Mortgage are not eligible to participate in our 2013 Equity Incentive Plan because participation in our 2013 Equity Incentive Plan is limited to individuals.

Our 2013 Equity Incentive Plan is administered by the Compensation Committee, except that our 2013 Equity Incentive Plan will be administered by our Board with respect to awards made to directors who are not employees. We use the term “administrator” to refer to the Compensation Committee or our Board, as applicable. The administrator approves all terms of awards under our 2013 Equity Incentive Plan. The administrator also approves who will receive grants under our 2013 Equity Incentive Plan and the number of shares of our common stock subject to each grant.

Our officers, employees and directors and the officers and employees of our affiliates are eligible to participate in our 2013 Equity Incentive Plan. In addition, individuals who provide services to us or an affiliate, including through their employment with our Manager, our operating partnership or Freedom Mortgage, are eligible to receive awards under our 2013 Equity Incentive Plan.

Our 2013 Equity Incentive Plan provides for grants of up to an aggregate of 5.0% of the outstanding shares of our common stock (on a fully diluted basis) at the time of the award, subject to a maximum aggregate number of shares of our common stock that may be issued under our 2013 Equity Incentive Plan of 1,500,000 shares. As of the date of mailing of this proxy statement, 103,850 LTIP Units had been granted under the plan, 19,038 shares of our common stock had been granted under the plan and 1,377,112 shares of our common stock remained available for future grants under the plan.

AUDIT COMMITTEE REPORT

The members of the Audit Committee are Mr. Kislak (Chairman), Mr. Murin and Ms. Lowrie. Each of these members has been determined to be “independent” within the meaning of the applicable standards of the NYSE and Rule 10A-3 of the Exchange Act. In addition, each of these members meets the financial literacy requirements for audit committee membership under the NYSE’s rules and the rules and regulations of the SEC. Our Board has determined that Mr. Kislak is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. No member of the Audit Committee serves on the audit committee of more than three public companies. Our Board has adopted, and annually reviews, the charter of the Audit Committee, which sets forth the Audit Committee’s responsibilities and how it carries out those responsibilities.

The Audit Committee oversees our company’s financial reporting process on behalf of our Board, in accordance with the charter of the Audit Committee. Pursuant to its charter, the primary purpose of the Audit Committee is to assist our Board in fulfilling its oversight responsibility relating to: (i) the integrity of the company’s financial statements and financial reporting process, our systems of internal accounting and financial controls and other financial information we provide; (ii) the performance of the internal audit services function; (iii) the annual independent audit of our financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and (v) the evaluation of risk assessment and risk management policies. Our registered independent public accounting firm, Ernst &Young LLP (“E&Y”), is responsible for expressing an opinion on the conformity of our company’s audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and E&Y the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and discussed with management and E&Y the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee received and discussed the written disclosures and the letter from E&Y regarding E&Y’s independence required by Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526, Communication and Audit Committees Concerning Independence, and has discussed with the independent auditors, the independent auditors’ independence. Moreover, the Audit Committee discussed with E&Y their independence from management and the Audit Committee and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has evaluated and concluded the non-audit services provided by E&Y to our company comply with SEC independence rules.

Based on the reviews and discussions referred to above, prior to the filing with the SEC of our Annual Report on Form 10-K for the year ended December 31, 2015, the Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in such annual report for filing with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the registered independent public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that E&Y is in fact “independent.”

Submitted by the Audit Committee
Jonathan Kislak (Chair), Joseph Murin and Regina Lowrie
April 29, 2016

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF E&Y

On March 7, 2016, the Audit Committee selected the accounting firm of E&Y to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Although current laws, rules and regulations, as well as the Audit Committee charter, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, our Board considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of E&Y for ratification by stockholders as a matter of good corporate practice. E&Y has served as our independent registered public accounting firm since November 4, 2013.

A representative of E&Y is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Board recommends that you vote FOR Proposal No. 2.

Fee Disclosure

The following is a summary of the fees billed to us by E&Y for professional services rendered for the years ended December 31, 2015 and 2014.

	Year Ended December 31,
	2015	2014
Audit Fees	$286,000	$260,000
Audit-Related Fees	—	21,000
Tax Fees	25,000	62,000
All Other Fees	—	3,000
Total	$311,000	$346,000

Audit Fees

“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the financial statements and review of the interim consolidated financial statements, review of registration statements and the preparation of comfort letters and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”

Tax Fees

“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.

All Other Fees

“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” There were no such fees in 2015.

Pre-Approval Policy

All audit-related, tax and other services provided to us are reviewed and pre-approved by the Audit Committee. The Audit Committee has approved a routine on-call tax advisory services arrangement with E&Y to provide for ready responses to tax issues from time to time. The engagement provides that no project may exceed $25,000, and the aggregate of all projects may not exceed $100,000 without the further approval of the Audit Committee. The Audit Committee concluded that the provision of such services by E&Y in 2015 and 2014, was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. All of the fees paid to E&Y in 2015 that are described above were approved by the Audit Committee and our Board.

The Audit Committee has considered whether, and has determined that, the provision by E&Y of the services described under “Audit-Related Fees,” “Tax Fees” and “Other Fees” is compatible with maintaining E&Y’s independence from management and our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2016, certain ownership information with respect to shares of our common stock for those persons known to us who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding common stock and all of our directors, each of the named executive officers and all of the directors and executive officers as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares of common stock the investor actually owns beneficially or of record;
•	all shares of common stock over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of a fund); and
•	all shares of common stock the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).
	Common Shares Beneficially Owned
Name and Address	Number	Percentage of Outstanding Common Shares(1)
5% Shareholders:
Stanley C. Middleman(2)	1,005,001	13.5%
AllianceBernstein L.P.(3)	499,232	6.6%
Jacobs Asset Management, LLC(3)	446,071	5.9%
Directors and Named Executive Officers:(8)
Jeffrey B. Lown II(4)	14,268	*
Martin J. Levine(5)	17,601	*
Jonathan Kislak(6)	33,846	*
Joseph P. Murin(6)	9,846	*
Regina Lowrie(7)	3,165	*
All executive officers and directors as a group (6 persons)	1,083,727	14.9%
*	Denotes beneficial ownership of less than 1% of our Common Shares.
(1)	Based on an aggregate amount of 7,519,038 shares of our common stock issued and outstanding as of April 15, 2016, plus the number of shares of our common stock that would be outstanding assuming that all LTIP Units beneficially owned by a named person become eligible to be exchanged, and are exchanged, for OP Units that are then exchanged for shares of our common stock.
(2)	Information based on a Schedule 13D filed with the SEC on October 11, 2013 by Mr. Middleman. The Schedule 13D indicates that the reporting person has sole voting power over 1,000,000 shares of our common stock and sole dispositive power over 1,000,000 shares of our common stock. The address for the reporting person is c/o Freedom Mortgage Corporation, 907 Pleasant Valley Ave., Suite 3, Mount Laurel, New Jersey 08054. Includes 5,001 shares of our common stock underlying vested LTIP Units granted to Mr. Middleman on October 9, 2013 and June 10, 2014, but excludes 9,999 shares of our common stock underlying unvested LTIP Units that were granted to Mr. Middleman on October 9, 2013, June 10, 2014 and September 9, 2015, and that vest ratably over the three-year period beginning on the applicable grant date.
(3)	Information based on a Schedule 13G filed with the SEC on February 17, 2015 by AllianceBernstein L.P. The Schedule 13G indicates that the reporting person is an investment adviser with sole voting power over 499,232 shares of our common stock and sole dispositive power over 499,232 shares of our common stock. The address for the reporting person is 1345 Avenue of the Americas, New York NY 01015.
(4)	Information based on a Schedule 13G filed with the SEC on January 19, 2016 by Jacobs Asset Management, LLC. The Schedule 13G indicates that the reporting person is an investment adviser with sole voting power over 446,071 shares of our common stock and sole dispositive power over 446,071 shares of our common stock. The address for the reporting person is 11 East 26th Street, Suite 1900, New York, NY 10010.

(5)	Includes 8,168 shares of our common stock underlying an equal number of vested LTIP Units that were granted to Mr. Lown on October 9, 2013 and June 10, 2014, but excludes 14,582 shares of our common stock underlying unvested LTIP Units that were granted to Mr. Lown on October 9, 2013, June 10, 2014 and September 9, 2015, and that vest ratably over a three-year period beginning on the applicable grant date.
(6)	Includes 5,001 shares of our common stock underlying an equal number of vested LTIP Units that were granted to Mr. Levine on October 9, 2013 and June 10, 2014, but excludes 9,249 shares of our common stock underlying unvested LTIP Units that were granted to Mr. Levine on October 9, 2013, June 10, 2014 and September 9, 2015, and that vest ratably over a three-year period beginning on the applicable grant date.
(7)	Includes 2,500 shares of our common stock underlying vested 2,500 LTIP Units that were granted to these independent directors on October 9, 2013.
(8)	The address for our executive officers and directors (other than Mr. Middleman) is Cherry Hill Mortgage Investment Corporation, 301 Harper Drive, Suite 110, Moorestown, New Jersey 08057.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and anyone holding 10% or more of a registered class of our equity securities to file reports with the SEC showing their holdings of, and transactions in, these securities. Based solely on a review of copies of such reports we received, we believe that during 2015, all its reporting persons known to us filed such reports on a timely basis except that a Form 3 required to be filed by Ms. Lowrie following election to our board in June 2015, was not filed until August 26, 2015.

OTHER INFORMATION

Discretionary Voting Authority

We do not anticipate that any matter other than the proposals set out in this Proxy Statement will be raised at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Stockholder Proposals and Director Nominations for the 2017 Annual Meeting of Stockholders

Requirements for Proposals to be Considered for Inclusion in Proxy Materials

Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2017 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than December 31, 2016, or 120 days prior to the first anniversary date of these materials and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2017 Annual Meeting of Stockholders by more than 30 days from the first anniversary of the date of this year’s annual meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2017 Annual Meeting of Stockholders. Proposals should be mailed to our Secretary at the following address:

Cherry Hill Mortgage Investment Corporation
301 Harper Drive, Suite 110
Moorestown, New Jersey 08057
Attention: Secretary

Requirements for Proposals Not Intended for Inclusion in Proxy Materials; Director Nominations

Stockholders who wish to nominate persons for election to the Board at the 2017 Annual Meeting of Stockholders or who wish to present a proposal at the 2017 Annual Meeting of Stockholders, but whose stockholder proposal will not be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to our Secretary no earlier than December 1, 2016, the 150th day and no later than 5:00 p.m., Eastern Time, on December 31, 2016, the 120th day prior to the anniversary date of these materials (provided, however, that if the 2017 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of this year’s meeting, nominations and proposals must be received no earlier than the 150th day prior to the date of the 2017 Annual Meeting of Stockholders and no later than the later of (i) the 120th day prior to the date of the 2017 Annual Meeting of Stockholders and (ii) the 10th day following the day on which public announcement of the date of the 2017 Annual Meeting of Stockholders is first made). The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in our bylaws. If a stockholder’s written notice is not received between the dates specified above and does not satisfy the additional requirements set forth in our bylaws, the notice will not be considered properly submitted and will not be acted upon at the 2017 Annual Meeting of Stockholders. A stockholder’s written notice should be sent to our Secretary at the following address:

Cherry Hill Mortgage Investment Corporation
301 Harper Drive, Suite 110
Moorestown, New Jersey 08057
Attention: Secretary

Requests for Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the financial statements and the financial statement schedules, may be obtained at our website at www.chmireit.com. If you would like to receive a complimentary copy of our Annual Report on Form 10-K, please submit a written request to:

Cherry Hill Mortgage Investment Corporation
301 Harper Drive, Suite 110
Moorestown, New Jersey 08057
Attention: Investor Relations

Moorestown, New Jersey
April 29, 2016

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Martin Levine

Martin Levine,
Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

June 15, 2016

10:00 a.m. (local time)

The Westin Mount Laurel

555 Fellowship Road

Mount Laurel, New Jersey 08054

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING:

The notice of Meeting, Proxy Statement and Annual Report are being provided together with this Proxy Card and are also available at www.edocumentview.com/CHMI

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as director of the nominees listed below (except as marked to the contrary below

NOMINEES:

☐ **FOR ALL NOMINEES**

○ **Stanley C. Middleman**
○ **Jeffrey B. Lown II**
○ **Jonathan Kislak**
○ **Joseph P. Murin**
○ **Regina M. Lowrie**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT**
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here ●

	FOR	AGAINST	ABSTAIN
2. The ratification of Ernst & Young LLP as Cherry Hill's independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method ☐

The undersigned acknowledges receipt from the company before the execution of this proxy of the Notes of Annual Meeting of Stockholders, a Proxy Statement for the 2016 Annual Meeting of Stockholders and the 2015 Annual Report to Stockholders.

Signature of Stockholder ______ ***Date:*** ______ ***Signature of Stockholder*** ______ ***Date:*** ______

Note: *Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signor is a partnership, please sign in partnership name by authorized person.*